Ontario

Ministry of Public and Business Service Delivery
Ministère des Services au public et aux entreprises

Certificate of Arrangement

Business Corporations Act

Certificat d'arrangement

Loi sur les sociétés par actions

SRX HEALTH SOLUTIONS INC.

Corporation Name / Dénomination sociale

1000186464

Ontario Corporation Number / Numéro de société de l'Ontario

This is to certify that these articles are effective on

La présente vise à attester que ces statuts entreront en vigueur le

April 24, 2025 / 24 avril 2025

V. Quintanilla W.

Director / Directeur
Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Arrangement is not complete without the Articles of Arrangement

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

V. Quintanilla W.

Director/Registrar

Le certificat d'arrangement n'est pas complet s'il ne contient pas les statuts d'arrangement

Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

V. Quintanilla W.

Directeur ou registrateur

Ontario

Ministry of Public and
Business Service Delivery

Articles of Arrangement

Business Corporations Act

Corporation Name (Date of Incorporation/Amalgamation)
SRX HEALTH SOLUTIONS INC. (April 26, 2022)

1. The arrangement has been approved by the shareholders of the corporation in accordance with section 182 of the Business Corporations Act

2. A copy of the plan of arrangement is attached to these articles as Exhibit "A"

3. The arrangement was approved by the court and a certified copy of the Order of the court is attached to these articles as Exhibit "B"

4. The terms and conditions of the arrangement, if any, have been complied with in accordance with the order.

The articles have been properly executed by the required person(s).

The endorsed Articles of Arrangement are not complete without the Certificate of Arrangement.
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

V. Quintanilla W.

Director/Registrar, Ministry of Public and Business Service Delivery

Supporting Document -Exhibit “A” - Copy of the plan of Arrangement

Supporting Document -Exhibit "B" - A certified copy of the Order of the court

PLAN OF ARRANGEMENT

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Plan of Arrangement:

"**Acquireco**" means 1000994476 Ontario Inc., an indirect subsidiary of Parent, incorporated under the laws of the Province of Ontario that issues the Exchangeable Shares pursuant to the Arrangement.

"**Amalgamation**" has the meaning set out in Section 2.2(i).

"**Ancillary Rights**" means all rights relating to the Exchangeable Shares which are provided outside of the Exchangeable Share Provisions, including, the interest of a holder of Exchangeable Shares as a beneficiary of the trust created under the Voting Trust Agreement and all rights created under the Support Agreement.

"**affiliate**" has the meaning ascribed thereto in the *Securities Act* (Ontario), as amended.

"**Amalco**" means the indirect subsidiary of Parent, existing under the laws of the Province of Ontario formed upon the amalgamation of Acquireco and SRx pursuant to Section 2.2(h).

"**Arrangement**" means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations hereto made in accordance with this Plan of Arrangement and the Arrangement Agreement or made at the direction of the Court.

"**Arrangement Agreement**" means the arrangement agreement made as of September 3, 2024 between Parent, Acquireco, Callco and SRx, as amended, supplemented and/or restated in accordance with its terms.

"**Articles of Arrangement**" means the articles of arrangement of SRx in respect of the Arrangement required by the OBCA to be sent to the Director after the Final Order is made, which shall be in a form and content satisfactory to Parent and SRx, each acting reasonably.

"**Business Day**" means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Toronto, Ontario or Tampa, Florida are authorized or required by applicable Law to be closed.

"**Callco**" means 1000994085 Ontario Inc, being a wholly-owned subsidiary of Parent incorporated under the laws of the Province of Ontario.

"**Canadian Resident**" means (i) a person who is not a non-resident of Canada for the purposes of the Tax Act, or (ii) a partnership that is a "Canadian partnership" for purposes of the Tax Act.

A2048

"**Certificate of Arrangement**" means the certificate of arrangement to be issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement.

"**Code**" means the United States Internal Revenue Code of 1986, as amended.

"**Consideration**" means the consideration to be received by SRx Shareholders pursuant to the Plan of Arrangement in respect of each SRx Share that is issued and outstanding immediately prior to the Effective Time, being either the Parent Share Consideration or the Exchangeable Share Consideration as elected by a SRx Shareholder or as otherwise determined in accordance with Section 2.3 in respect of each SRx Share held.

"**Court**" means the Ontario Superior Court of Justice (Commercial List).

"**CRA**" means the Canada Revenue Agency.

"**Current Market Price**" has the meaning set out in the Exchangeable Share Provisions.

"**Depositary**" means the person acting as depositary under the Arrangement.

"**Director**" means the Director appointed pursuant to Section 278 of the OBCA.

"**Dissent Rights**" has the meaning set out in Section 3.1.

"**Dissenting Shareholder**" means a registered holder of SRx Shares that has duly and validly exercised Dissent Rights and who is ultimately entitled to be paid the fair value of such holder's SRx Shares as determined in accordance with Section 3.1.

"**Effective Date**" means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

"**Effective Time**" means 12:01 a.m. (Toronto time) on the Effective Date.

"**Election Deadline**" means 4:00 p.m. (Toronto time) on the Business Day which is not less than five (5) Business Days preceding the Effective Date, unless otherwise agreed in writing by Parent and SRx.

"**Eligible Holder**" means an SRx Shareholder who is (i) a Canadian Resident, or (ii) a partnership, any member of which is a Canadian Resident.

"**Exchange Ratio**" means the number of Parent Shares or Exchangeable Shares that an SRx Shareholder will receive at the Effective Time in exchange for each one (1) SRx Share held, determined as follows:

$$A = \frac{B}{C} \div D$$

A = the number of Parent Shares or Exchangeable Shares to be received in exchange for each one (1) SRx Share, rounded to three decimal places;

B = US$77,000,000 *plus* US$43,000,000 *minus* the SRx U.S. Dollar Net Debt;

C = 30 Day VWAP; and

D = the total number of SRx Shares outstanding immediately prior to the Effective Time,

provided that if:

i. $\frac{B}{C}$ is greater than 30,000,000, then $\frac{B}{C}$ shall for the purposes of the calculation of the Exchange Ratio be deemed to be 30,000,000; or

ii. $\frac{B}{C}$ is less than 19,750,000, then $\frac{B}{C}$ shall for the purposes of the calculation of the Exchange Ratio be deemed to be 19,750,000.

"**Exchange Time**" means the time that the steps in Sections 2.2(d) and 2.2(f) occur.

"**Exchangeable Elected Shares**" means SRx Shares (other than SRx Shares held by Parent or an affiliate) that the holder thereof shall have elected, in accordance with Section 2.3(a) in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Acquireco under the Arrangement for the Exchangeable Share Consideration.

"**Exchangeable Share Consideration**" means the consideration in the form of Exchangeable Shares, together with the Ancillary Rights, elected for each SRx Share held by a SRx Shareholder (other than a Dissenting Shareholder) pursuant to Section 2.3(a), which shall be that number of Exchangeable Shares equal to the Exchange Ratio for each SRx Share held immediately prior to the Effective Time.

"**Exchangeable Share Provisions**" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares shall be the rights, privileges, restrictions and conditions as set forth in the articles of incorporation of Acquireco.

"**Exchangeable Shares**" means the exchangeable shares in the capital of Acquireco having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

"**Final Order**" means an Order of the Court granted pursuant to Section 185 of the OBCA, in a form acceptable to each of Parent and SRx, each acting reasonably, approving the Arrangement after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such Order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of Parent and SRx, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided, however, that any such amendment is acceptable to Parent and SRx, each acting reasonably) on appeal, unless such appeal is withdrawn, abandoned or denied.

"**Governmental Entity**" means (i) any multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, quasi-government, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing, (ii) any self-regulatory organization or stock exchange, including the NYSE, (iii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and (iv) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing.

"**holder**" means the holder of SRx Shares, SRx RSUs or SRx Warrants shown from time to time in the central securities register maintained by or on behalf of SRx in respect of such securities, as the context requires.

"**including**" means "**including without limitation**" and "**includes**" means "**includes without limitation**".

"**Interim Order**" means an Order of the Court in a form acceptable to each of Parent and SRx, acting reasonably, providing for, among other things, the calling and holding of the SRx Meeting, as the same may be amended by the Court with the consent of Parent and SRx, each acting reasonably.

"**Judgment**" means any judgment, Order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by any Governmental Entity (in each case whether temporary, preliminary or permanent).

"**Law**" means, with respect to any person, any and all applicable law (statutory, common, civil or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order, injunction, Judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

"**Letter of Transmittal and Election Form**" means the letter of transmittal and election form sent by SRx for use by holders of SRx Securityholders, as applicable, in connection with the Arrangement, in the form accompanying the SRx Circular.

"**NYSE**" means the New York Stock Exchange.

"**OBCA**" means the *Business Corporations Act* (Ontario), as amended.

"**Order**" means an order, injunction, Judgment, administrative complaint, decree, ruling, award, assessment, direction, instruction, penalty or sanction issued, filed or imposed by any Governmental Entity.

"**person**" includes any individual, firm, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

"**Plan of Arrangement**" means this plan of arrangement.

"**Preferred Voting Share Provisions**" means the rights, privileges, restrictions and conditions attaching to the special voting shares of Acquireco, set forth in the articles of incorporation of Acquireco.

"**Principal**" means Adesh Vora, the Founder, President and Chief Executive Officer of SRx.

"**Parent**" means Better Choice Company Inc., a corporation existing under the laws of the State of Delaware.

"**Parent Share Consideration**" means the Consideration in the form of Parent Shares elected or deemed to be elected for each SRx Share held by an SRx Shareholder (other than a Dissenting Shareholder) pursuant to Section 2.3, which shall be that number of Parent Shares equal to the Exchange Ratio for each SRx Share held immediately prior to the Effective Time.

"**Parent Shares**" means the common stock, par value $0.001 per share, in the capital of Parent.

"**SEC**" means the U.S. Securities and Exchange Commission.

"**Securities Authorities**" means all securities regulatory authorities, including the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada, the SEC and the NYSE, that are applicable to SRx or Parent, as the case may be.

"**Special Voting Share**" means the special voting share in the capital of Parent having substantially the rights, privileges, restrictions and conditions described in the Arrangement Agreement.

"**SRx**" means SRx Health Solutions Inc., a corporation governed under the OBCA.

"**SRx Arrangement Resolution**" means the special resolution of SRx Shareholders and the SRx Warrantholders (on an as-converted to SRx Share basis) voting together as a single class, approving the Arrangement to be considered at the SRx Meeting.

"**SRx Circular**" means the notice of the SRx Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, sent to the SRx Shareholders, as required by the Court in the Interim

Order, in connection with the SRx Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

"**SRx Meeting**" means the special meeting of SRx Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the SRx Arrangement Resolution, and for any other purpose as may be set out in the SRx Circular.

"**SRx Net Debt**" means an amount equal to (a) the aggregate indebtedness for borrowed money of SRx (including accrued interest and prepayment penalties, if applicable) as of 12:01 a.m. ET on the date that is five (5) Business Days before the Effective Date, minus (b) all cash and cash equivalents of SRx (including money market accounts, money market funds, money market instruments), including cash in transit and all such cash and cash equivalents held by third-party processors, as of 12:01 a.m. ET on the date that is five (5) Business Days before the Effective Date. For greater clarity, and without limiting the generality of the foregoing, the aggregate indebtedness for borrowed money of SRx shall include all amounts owed under (i) that certain Credit Agreement, dated September 14, 2023, by and among SRx, the guarantors and lenders named therein, and CWB Maximum Financial Inc., as administrative agent, and (ii) certain unsecured convertible debentures issued by SRx between November 2022 and January 2023, in each case to the extent unpaid as of 12:01 a.m. ET on the date that is five (5) Business Days before the Effective Date.

"**SRx RSU Holders**" means the holders at the relevant time of SRx RSUs.

"**SRx RSU Plan**" means the Omnibus Long Term Incentive Plan of SRx.

"**SRx RSUs**" means, at any time, restricted share units of SRx granted under the SRx RSU Plan which are, at such time, outstanding, whether or not vested.

"**SRx Securityholders**" means SRx Shareholders, SRx RSU Holders and SRx Warrantholders;

"**SRx Securities**" means SRx Shares, SRx RSUs and SRx Warrants;

"**SRx Shareholders**" means the holders of SRx Shares.

"**SRx Shares**" means issued and outstanding common shares in the capital of SRx.

"**SRx U.S. Dollar Net Debt**" the U.S. Dollar Equivalent of the SRx Net Debt based calculated as of the date that is five (5) Business Days before the Effective Date.

"**SRx Warrantholders**" means the holders at the relevant time of SRx Warrants.

"**SRx Warrants**" means the common share purchase warrants to acquire SRx Shares which are at such time outstanding.

"**Support Agreement**" means an agreement to be made among Parent, Callco and Acquireco in connection with this Plan of Arrangement, which shall be in a form and content satisfactory to Parent and SRx, each acting reasonably.

"**Tax Act**" means the *Income Tax Act* (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

"**Tax Election Package**" a copy of CRA form T2057, or, if the SRx Shareholder is a partnership, a copy of CRA form T2058 and a copy of any applicable equivalent provincial or territorial election form, each of which has been duly and properly completed and executed by the SRx Shareholder in accordance with the rules contained in the Tax Act or the relevant provincial or territorial legislation.

"**30 Day VWAP**" means the volume weighted average trading price of the Parent Shares on the NYSE or such other principal stock exchange on which the Parent Shares are trading, calculated by dividing the total value by the total volume of the Parent Shares trade for thirty (30) trading days preceding the date that is five (5) Business Days prior to the Effective Time.

"**Trading Day**" means any day on which Parent Shares are actually traded on the NYSE or such other stock exchange or automated quotation system on which Parent Shares are actually traded if such shares do not trade on the NYSE.

"**Transfer Agent**" means such person as may from time to time be appointed by Acquireco as the registrar and transfer agent for the Exchangeable Shares.

"**Trustee**" means the Principal or any other such person that the Principal determines.

"**U.S. Dollar Equivalent**" means in respect of an amount expressed in a currency other than U.S. dollars (the "**Foreign Currency Amount**") the product obtained by multiplying:

a) the Foreign Currency Amount by,

b) the single daily exchange rate on such date for such foreign currency expressed in U.S. dollars as reported by the Bank of Canada or, in the event such exchange rate is not available, such exchange rate on such date for such foreign currency expressed in U.S. dollars as may be deemed by the Board of Directors of SRx, acting reasonably, to be appropriate for such purpose.

"**U.S. Securities Act**" means the *United States Securities Act of 1933*.

"**Voting Trust Agreement**" means the trust agreement to be made among Parent, Acquireco and the Trustee in connection with this Plan of Arrangement, which shall be in a form and content satisfactory to Parent and SRx, each acting reasonably, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

1.2 Headings and References

The division of this Plan of Arrangement into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Sections are to Sections of this Plan of Arrangement.

1.3 Currency

Except as expressly indicated otherwise, all sums of money referred to in this Plan of Arrangement are expressed and shall be payable in lawful money of the United States and "$" refers to United States dollars. "CA$" refers to the lawful money of Canada.

1.4 Time

Time shall be of the essence in each and every matter or thing herein provided. Unless otherwise indicated, all times expressed herein are local time at Toronto, Ontario.

ARTICLE 2
THE ARRANGEMENT

2.1 Binding Effect

Subject to the terms of the Arrangement Agreement, the Arrangement will become effective at the Effective Time and shall be binding at and after the Effective Time on SRx, Parent, Acquireco, Callco, the Depositary, the Trustee and all holders and beneficial holders of SRx Shares, SRx RSUs and SRx Warrants, including Dissenting Shareholders.

2.2 The Arrangement

Commencing at the Effective Time on the Effective Date, subject to the terms and conditions of the Arrangement Agreement, the following shall occur as part of the Arrangement and shall be deemed to occur sequentially in the following order (except that the steps in Sections 2.2(d) to Section 2.2(g) shall be deemed to occur contemporaneously) without any further act or formality:

(a) each SRx Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to SRx and SRx shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Article 3 hereof, and the name of such holder shall be removed from the central securities register of SRx as a holder of SRx Shares and SRx shall be recorded as the registered holder of the SRx Shares so transferred and shall be deemed to be the legal owner of such SRx Shares, which SRx Shares shall thereupon be cancelled;

(b) each SRx Warrant outstanding immediately prior to the Effective Time that has not been exercised in advance of the exercise deadline set out in the SRx Circular, shall be cancelled without consideration;

(c) notwithstanding the terms of the SRx RSU Plan, each SRx RSU outstanding immediately prior to the Effective Time shall be deemed to be vested, without any

further action by or on behalf of an SRx RSU Holder, and each SRx RSU Holder shall receive one SRx Share for each SRx RSU, and all of SRx' obligations under such SRx RSUs shall be deemed to be fully satisfied and the SRx RSU Holders shall cease to have any rights as holders of the SRx RSUs, other than the right to receive the compensation contemplated by this Plan of Arrangement and the SRx Shares issued in connection with this Section 2.2(c) shall be treated as all other SRx Shares at the Effective Time in accordance with Section 2.2(d) or Section 2.2(e), as applicable;

(d) contemporaneously with the steps in Section 2.2(e) and Section 2.2(f), each issued and outstanding SRx Share (other than Exchangeable Elected Shares and SRx Shares held by the Parent or an affiliate of the Parent or Dissenting Shareholders) held by a SRx Shareholder shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Acquireco in exchange for Parent Share Consideration in accordance with the election or deemed election of such SRx Shareholder pursuant to Section 2.3, and each issued and outstanding SRx Share held by Parent or an affiliate of Parent shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Acquireco for no consideration;

(e) contemporaneously with the step in Section 2.2(d) and Section 2.2(f), each Exchangeable Elected Share shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Acquireco in exchange for Exchangeable Share Consideration in accordance with the election of such SRx Shareholder pursuant to Section 2.3;

(f) contemporaneously with the step in Section 2.2(d) and Section 2.2(e): (i) Parent, Acquireco and Callco shall execute the Support Agreement, and the Exchangeable Shareholders shall be deemed to be parties thereto; (ii) Parent, Acquireco and the Trustee shall execute the Voting Trust Agreement and Parent shall issue to and deposit with the Trustee the Special Voting Share in consideration of the payment to Parent by SRx on behalf of the SRx Shareholders of ten dollars in Canadian funds (CA$10.00), to be thereafter held of record by the Trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting Trust Agreement, and the Exchangeable Shareholders shall be deemed to be parties thereto to the extent necessary;

(g) SRx shall reduce the stated capital of the SRx Shares to CA$1.00; and

(h) Acquireco and SRx shall amalgamate (the "**Amalgamation**") to form one corporate entity, Amalco, with the same effect as if they had amalgamated under Section 177(1) of the OBCA, except that AcquireCo shall survive the amalgamation as Amalco and the Amalgamation is intended to qualify as an amalgamation as defined in subsection 87(1) of the Tax Act, and without limiting the generality of the foregoing, upon and as a consequence of the Amalgamation;

(i) the separate legal existence of the SRx shall cease without SRx being liquidated or wound up and Acquireco and SRx shall continue as one company and the property, rights, interests and obligations of SRx shall become the property, rights, interests and obligations of Amalco;

(ii) the properties, rights, interests and obligations of Acquireco shall continue to be the properties, rights, interests and obligations of Amalco, and the Amalgamation shall not constitute an assignment by operation of law, a transfer or any other disposition of the properties, rights and interests of Acquireco to Amalco;

(iii) Amalco will own and hold the property of Acquireco and SRx and, without limiting the provisions hereof, all rights of creditors or others of Acquireco and SRx will be unimpaired by the Amalgamation, and all liabilities and obligations of Acquireco and SRx, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by Amalco;

(iv) Amalco will continue to be liable for all of the liabilities and obligations of Acquireco and SRx;

(v) all rights, contracts, permits and interests of Acquireco and SRx will continue as rights, contracts, permits and interests of Amalco as if Acquireco and SRx continued and, for greater certainty, the Amalgamation will not constitute a transfer or assignment of the rights or obligations of either Acquireco or SRx under any such rights, contracts, permits and interests;

(vi) any existing cause of action, claim or liability to prosecution will be unaffected;

(vii) a civil, criminal or administrative action or proceeding pending by or against either Acquireco or SRx may be continued by or against Amalco;

(viii) a conviction against, or ruling, order or judgment in favour of or against either Acquireco or SRx may be enforced by or against Amalco;

(ix) each issued and outstanding share of each class of shares of Acquireco shall become a share of the same class of shares of Amalco having the same terms and conditions as such Acquireco shares had immediately prior to the Amalgamation and all of the issued and outstanding shares of SRx will be cancelled without repayment of capital in respect thereof;

(x) the name of Amalco shall be SRX Health Solutions (Canada) Inc.;

(xi) Amalco shall be authorized to issue an unlimited number of Exchangeable Shares, Preferred Voting Shares and common shares each without par value;

(xii) the articles and bylaws of Amalco shall be in the form of the articles and bylaws of Acquireco;

(xiii) the first annual general meeting of Amalco or resolutions in lieu thereof shall be held within 18 months from the Effective Date;

(xiv) the first directors of Amalco following the amalgamation shall be the then current Acquireco directors; and

(xv) the stated capital of each class of shares of Amalco will be an amount equal to the stated capital attributable to the corresponding class of Acquireco shares immediately prior to the Amalgamation.

2.3 Consideration Elections

With respect to the exchange of securities effected pursuant to Section 2.2(e):

(a) SRx Shareholders who are Eligible Holders may elect to (i) receive in respect of any or all of their SRx Shares, the Exchangeable Share Consideration, and (ii) receive in respect of the balance of their SRx Shares, if any, the Parent Share Consideration;

(b) the election provided for in Section 2.3(a) shall be made by an SRx Shareholder depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such SRx Shareholder's election, together with certificates representing such holder's SRx Shares, if any;

(c) any SRx Shareholder (other than Parent or an affiliate of Parent) who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of Section 2.3(b) and the Letter of Transmittal and Election Form in respect of any such SRx Shareholder's SRx Shares (including SRx Shareholders who duly exercise Dissent Rights but are ultimately not entitled, for any reason, to be paid fair value for their SRx Shares in respect of which they have exercised Dissent Rights), shall be deemed to have elected to receive the Parent Share Consideration;

(d) Letters of Transmittal and Election Forms must be received by the Depositary on or before the Election Deadline; and

(e) any Letter of Transmittal and Election Form, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by an SRx Shareholder.

2.4 Income Tax Elections

(a) SRx Shareholders who are Eligible Holders who are entitled to receive Exchangeable Share Consideration under the Arrangement shall be entitled to make an income tax election pursuant to subsection 85(1) of the Tax Act or, if an SRx Shareholder is a partnership, subsection 85(2) of the Tax Act (and in each case, where applicable, the analogous provisions of provincial or territorial income tax Law) with respect to the transfer of their SRx Shares to Acquireco by providing the Tax Election Package to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Acquireco Shares transferred and the applicable agreed amounts (which cannot be less than the fair market value of the Ancillary Rights at the Exchange Time). Thereafter, subject to the Tax Election Package being duly completed, the relevant forms will be signed by Acquireco and returned to such persons within 150 days after the Effective Date for filing with the CRA (or the applicable provincial taxing agency). Acquireco will not be responsible for the proper or accurate completion of the Tax Election Package or to check or verify the content of any election form and, except for Acquireco's obligation to return duly completed Tax Election Packages which are received by the Depositary within 90 days of the Effective Date, within 150 days after the Effective Date, Acquireco will not be responsible for any taxes, interest or penalties or any other costs or damages resulting from the failure by an SRx Shareholder to properly and accurately complete or file the necessary election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial or territorial legislation). In its sole discretion, Acquireco may choose to sign and return Tax Election Packages received more than 90 days following the Effective Date, but Acquireco will have no obligation to do so.

(b) Upon receipt of the Letter of Transmittal and Election Form in which an Eligible Holder has indicated that the Eligible Holder intends to make an income tax election pursuant to subsection 85(1) of the Tax Act or, if the person is a partnership, subsection 85(2) of the Tax Act (and in each case, where applicable, the analogous provisions of provincial or territorial income tax Law), Acquireco will promptly deliver a tax instruction letter (and a tax instruction letter for the equivalent Quebec election, if applicable), together with the relevant tax elections forms (including the Quebec election forms, if applicable) to the Eligible Holder.

2.5 Share Registers

Every SRx Shareholder from whom a SRx Share is transferred and acquired pursuant to the Arrangement shall be removed from the register of holders of SRx Shares at the Effective Time and shall cease to have any rights in respect of such SRx Shares, and Acquireco shall become the holder of such SRx Shares and shall be added to that register at the Effective Time and shall be entitled as of that time to all of the rights and privileges attached to the SRx Shares. Every SRx Shareholder who acquires Exchangeable Shares and/or Parent Shares pursuant to the Arrangement shall be added to the register of holders of Exchangeable Shares and/or Parent Shares, as applicable, and shall be entitled as of the Effective Time to all of the rights and privileges attached to the Exchangeable Shares and/or Parent Shares, as the case may be.

2.6 Convertible Security Registers

Every SRx RSU Holder and SRx Warrantholder from whom an SRx RSU or SRx Warrant is terminated pursuant to the Arrangement shall be removed from the registers of SRx RSU Holders and SRx Warrantholders, as applicable, at the Effective Time and shall cease to have any rights in respect of such SRx RSUs or SRx Warrants, as applicable.

2.7 Adjustments to Consideration

The consideration to be paid pursuant to Sections 2.2(b), 2.2(c), 2.2(d), and 2.2(e) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Shares or SRx Shares, other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to Parent Shares or SRx Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.

2.8 U.S. Securities Laws

Notwithstanding any provision herein to the contrary, SRx, Parent and Acquireco agree that this Plan of Arrangement will be carried out with the intention that all Consideration to be issued in connection with the Arrangement shall be exempt from registration requirements of the U.S. Securities Act pursuant to the Section 3(a)(10) Exemption thereunder, and available exemptions from the registration or qualification requirements of applicable U.S. state securities laws, and shall be without trading restrictions under the U.S. Securities Act (other than those that would apply under the U.S. Securities Act to persons who are, have been within 90 days of the Effective Time, or, at the Effective Time, become affiliates (as defined by Rule 144 of the U.S. Securities Act) of Acquireco or Parent as applicable).

ARTICLE 3
DISSENT RIGHTS

3.1 Rights of Dissent

Registered holders of SRx Shares may exercise rights of dissent with respect to those SRx Shares pursuant to, and (except as expressly indicated to the contrary in this Section 3.1), in the manner set forth in, Section 185 of the OBCA and this Section 3.1 in connection with the Arrangement (the "**Dissent Rights**"); provided that, notwithstanding Section 185(6) of the OBCA, the written objection to the resolution approving the Arrangement referred to in Section 185(6) of the OBCA must be received by SRx not later than 5:00 p.m. (Toronto time) on the second Business Day before the SRx Meeting; and provided further that, notwithstanding the provisions of Section 185 of the OBCA, SRx Shareholders who duly exercise Dissent Rights and who have not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who:

(a) ultimately are determined to be entitled to be paid fair value for their SRx Shares, which fair value, notwithstanding anything to the contrary contained in Section 185 of the OBCA, shall be determined as of the Exchange Time, shall be deemed to

have transferred those SRx Shares as of the Exchange Time at the fair value of the SRx Shares determined as of the Exchange Time in accordance with Section 2.2(a), without any further act or formality and free and clear of all Encumbrances, to SRx and shall not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised their Dissent Rights in respect of such SRx Shares; or

(b) ultimately are determined not to be entitled, for any reason, to be paid fair value for their SRx Shares, shall be deemed to have participated in the Arrangement on the same basis as a holder of SRx Shares who has not exercised Dissent Rights and shall be deemed to have elected to receive, and shall receive, the consideration provided in Section 2.3(c), but in no case shall SRx, Parent, Acquireco, the Depositary or any other person be required to recognize any such holder as a holder of SRx Shares after the Exchange Time, and the names of each such holder shall be deleted from the register of holders of SRx Shares at the Exchange Time. For greater certainty, in addition to any other restrictions in the Interim Order, no SRx Shareholder shall be entitled to exercise Dissent Rights with respect to SRx Shares in respect of which a SRx Shareholder has voted or has instructed a proxyholder to vote in favour of the SRx Arrangement Resolution.

ARTICLE 4
SHARE DEPOSIT AND FRACTIONAL SHARES

4.1 Share Deposit

At least five (5) Business Days prior to the Effective Date, Parent shall deliver to SRx the information required for the 30 Day VWAP and SRx shall deliver to Parent the information required for the SRx U.S. Dollar Net Debt. At least three (3) Business Days prior to the Effective Time, Acquireco and Parent shall deposit or cause to be deposited with the Depositary, for the benefit of the holders of SRx Shares, the aggregate number of whole Exchangeable Shares and the aggregate number of whole Parent Shares issuable to holders of SRx Shares in accordance with Sections 2.2(d) and Section 2.2(f) under this Plan of Arrangement. Upon surrender to the Depositary by a holder of SRx Shares of a duly completed Letter of Transmittal and Election Form and such other documents and instruments as the Depositary may reasonably require along with the certificate or certificates, if any, representing such SRx Shares to be exchanged under the Arrangement for cancellation, such holder of SRx Shares shall be entitled to receive, and promptly after the Exchange Time the Depositary shall deliver to such person, written evidence of the book entry issuance in uncertificated form to, or certificates registered in the name of, such person representing that number of Parent Shares and/or Exchangeable Shares which such person is entitled to receive in accordance with Section 2.2(d) and Section 2.2(f) less any amounts withheld pursuant to Section 4.6, and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such SRx Shares which was not registered in the transfer records of SRx, written evidence of the book entry issuance of, or certificates representing, the number of Parent Shares and/or Exchangeable Shares issuable to the registered holder may be registered in the name of and issued to the transferee if the certificate representing such SRx Shares is presented to the Depositary, accompanied by a duly completed Letter of Transmittal and Election Form and all documents required to evidence and effect such transfer. Without limiting the provisions of

Section 2.5, until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Exchange Time represented one or more outstanding SRx Shares that, under the Arrangement, were exchanged pursuant to Section 2.2(d) or Section 2.2(f), shall be deemed at all times after the Exchange Time to represent only the right to receive upon such surrender (i) the Consideration to which the holder thereof is entitled under the Arrangement, or as to a certificate held by a Dissenting Shareholder (other than a shareholder who exercised Dissent Rights who is deemed to have participated in the Arrangement pursuant to Section 3.1(b)), to receive the fair value of the SRx Shares represented by such certificate, and (ii) any dividends or distributions with a record date after the Exchange Time theretofore paid or payable with respect to any Parent Shares or Exchangeable Shares issued in exchange therefor as contemplated by Section 4.2, in each case less any amounts withheld pursuant to Section 4.6.

4.2 Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions paid, declared or made with respect to Parent Shares or Exchangeable Shares, in each case with a record date after the Exchange Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Exchange Time represented outstanding SRx Shares, unless and until such person shall have surrendered its certificates representing SRx Shares in accordance with the provisions of Section 4.1. Subject to applicable Law, at the time such person shall have surrendered its certificates representing SRx Shares in accordance with the provisions of Section 4.1, there shall be paid to such person, without interest (i) the amount of dividends or other distributions with a record date after the Exchange Time theretofore paid with respect to the Parent Share or the Exchangeable Share, as the case may be, to which such person is entitled pursuant hereto, and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Exchange Time but prior to the date of surrender of certificates representing SRx Shares by such person in accordance with the provisions of Section 4.1 and a payment date subsequent to the date of such compliance and payable with respect to such Parent Shares or Exchangeable Shares, as the case may be.

4.3 No Fractional Shares

No fractional Parent Shares or fractional Exchangeable Shares shall be issued upon compliance with the provisions of Section 4.1 and no dividend, stock split or other change in the capital structure of Parent or Acquireco shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Parent or Acquireco. Where the aggregate number of Parent Shares or Exchangeable Shares to be issued to a SRx Shareholder as consideration under the Arrangement would result in a fraction of an Parent Share or an Exchangeable Share being issuable, the number of Parent Shares or Exchangeable Shares, as the case may be to be received by such SRx Shareholder shall be rounded down to the nearest whole Parent Share or Exchangeable Share, as the case may be, and such person shall not be entitled to any compensation in respect of such fractional Parent Share or fractional Exchangeable Share.

4.4 Lost Certificates

In the event any certificate which immediately prior to the Exchange Time represented one or more outstanding SRx Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen

or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any Parent Shares or Exchangeable Shares (and any dividends or distributions with respect thereto) deliverable in accordance with Section 2.2 and such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom Parent Shares or Exchangeable Shares (and any dividends or distributions with respect thereto) are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to SRx, and Parent and its transfer agent (each acting reasonably) in such amount as Parent may direct or otherwise indemnify SRx, Acquireco and Parent in a manner satisfactory to SRx, Acquireco and Parent against any claim that may be made against SRx, Acquireco or Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5 Extinction of Rights

Any certificate which immediately prior to the Exchange Time represented outstanding SRx Shares that were exchanged pursuant to Section 2.2 that is not deposited with all other instruments required by Section 4.1 on the second anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a securityholder of Parent or Acquireco. On such date, the Parent Shares and/or Exchangeable Shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Acquireco. None of Parent, SRx, Acquireco, Callco or the Depositary shall be liable to any person in respect of any cash or property delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

4.6 Withholding Rights

SRx, Acquireco, Callco, Parent, the Depositary and their respective agents shall be entitled to deduct and withhold from any dividend, consideration or amount otherwise payable to any holder of SRx Securities, Parent Shares or Exchangeable Shares such amounts as SRx, Acquireco, Callco, Parent, the Depositary or their respective agents are required to deduct and withhold with respect to such payment under the Tax Act, United States Tax Laws or any other applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Governmental Entity. SRx, Acquireco, Callco, Parent, the Depositary and their respective agents are hereby authorized to sell or otherwise dispose of such other portion of the consideration as is necessary to provide sufficient funds to SRx, Acquireco, Callco, Parent, the Depositary or their respective agents, as the case may be, to enable it to comply with such deduction or withholding requirement and SRx, Acquireco, Callco, Parent, the Depositary and their respective agents, as applicable, shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale. Any such sale will be made in accordance with applicable Law and at prevailing market prices and none of SRx, AcquireCo, Callco, Parent, the Depositary, or any of their respective agents shall be under any obligation to obtain a particular price, or indemnify any Person (including, for greater certainty, any SRx Shareholder, any SRx RSU Holder, any SRx Warrantholder and any Dissenting Shareholder) in respect of a particular price, for the portion of the non-cash consideration so sold.

4.7 Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all SRx Shares issued prior to the Effective Time; (ii) the rights and obligations of the registered holders of SRx Shares (other than Parent, Acquireco or any of their respective affiliates), and of SRx, Parent, Acquireco, the Depositary and any transfer agent or other depositary in relation thereto, shall be solely as provided for in this Plan of Arrangement and the Arrangement Agreement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any SRx Shares shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 5
AMENDMENT

5.1 Plan of Arrangement Amendment

(a) With the prior written consent of Parent, not to be unreasonably withheld, SRx may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any such amendment, modification and/or supplement must be contained in a written document that is filed with the Court and, if made after the SRx Meeting, approved by the Court and communicated to the SRx Securityholders if and as required by the Court.

(b) With the prior written consent of Parent, not to be unreasonably withheld, any amendment, modification or supplement to this Plan of Arrangement may be proposed by SRx at any time before or at the SRx Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the SRx Meeting in the manner required under the Interim Order, shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the SRx Meeting shall be effective only if it is consented to in writing by SRx and Parent and, (ii) if required by the Court, it is consented to by SRx Shareholders, SRx RSU Holders and/or SRx Warrantholders.

(d) With the prior written consent of Parent, not to be unreasonably withheld, any amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Date by SRx and without the approval of the Court, SRx Shareholders, SRx RSU Holders or SRx Warrantholders, provided that it concerns a matter which, in the reasonable opinion of SRx, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any SRx Shareholder, SRx RSU Holder or SRx Warrantholder.

(e) This Plan of Arrangement may be withdrawn prior to the Exchange Time in accordance with the Arrangement Agreement.

ARTICLE 6
FURTHER ASSURANCES

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of SRx, Parent, Callco and Acquireco shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them to document or evidence any of the transactions or events set out in this Plan of Arrangement.

ARTICLE 7
NOTICE

Any notice to be given by Parent or Acquireco to SRx Shareholders, SRx RSU Holders or SRx Warrantholders pursuant to the Arrangement will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to registered SRx Shareholders, SRx RSU Holders and SRx Warrantholders, as the case may be, at their addresses as shown on the applicable register of such holders maintained by SRx and will be deemed to have been received on the first day following the date of mailing which is a Business Day.

The provisions of this Plan of Arrangement, the Arrangement Agreement and the Letter of Transmittal and Election Form apply notwithstanding any accidental omission to give notice to any one or more SRx Shareholders, SRx Warrantholders or SRx RSU Holders and notwithstanding any interruption of mail services in Canada, the United States or elsewhere following mailing. In the event of any interruption of mail service following mailing, Parent intends to make commercially reasonable efforts to disseminate any notice by other means, such as dissemination by press release. Notwithstanding the provisions of the Arrangement Agreement, this Plan of Arrangement and the Letter of Transmittal and Election Form, certificates, if any, for Parent Shares and Exchangeable Shares issuable, pursuant to the Arrangement need not be mailed if Parent determines that delivery thereof by mail may be delayed. Persons entitled to cheques and certificates which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent in respect of which the certificates being issued were deposited, upon application to the Transfer Agent, until such time as Parent has determined that delivery by mail will no longer be delayed. Notwithstanding the provisions of the Arrangement Agreement, this Plan of Arrangement and the Letter of Transmittal and Election Form, the deposit of cheques and certificates with the Transfer Agent in such circumstances will constitute delivery to the persons entitled thereto and the Parent Shares will be deemed to have been paid for immediately upon such deposit.

A2045

Court File No.: CV-25-00736286-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

THE HONOURABLE	**)**	**THURSDAY, THE 27th**
JUSTICE BLACK	**)**	**DAY OF FEBRUARY, 2025**

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE *BUSINESS CORPORATIONS ACT*, R.S.O. 1990, B.16, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE *RULES OF CIVIL PROCEDURE*

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF SRX HEALTH SOLUTIONS INC., INVOLVING 1000994476 ONTARIO INC., 1000994085 ONTARIO INC., and BETTER CHOICE COMPANY INC.

ORDER

THIS APPLICATION made by the Applicant, SRx Health Solutions Inc. ("**SRx**") pursuant to section 182 of the *Business Corporations Act*, R.S.O. 1990, B. 16, as amended, (the "**OBCA**") was heard this day by judicial videoconference via Zoom.

ON READING the Notice of Application issued on February 3, 2025, the affidavit of Davender Sohi, sworn February 6, 2025, the supplementary affidavit of Davender Sohi, sworn February 26, 2025, together with the exhibits thereto, and the Interim Order of Justice Black dated February 10, 2025;

ON BEING ADVISED that Better Choice Company Inc. ("**Better Choice**") intends to rely upon the final order in this Application as a basis of a claim to an exemption from the registration requirements of the *United States Securities Act of 1933*, as amended, pursuant to section 3(a)(10) thereof, with respect to the securities to be issued pursuant to the terms of the Plan of Arrangement; and

ON HEARING the submissions of counsel for SRx and no-one appearing for any other person, including any shareholder of SRx, and having determined that the Arrangement, as described in the Plan of Arrangement attached as Schedule "A" to this order is an arrangement for the purposes of section 182 of the OBCA and is fair and reasonable in accordance with the requirements of that section;

1. **THIS COURT ORDERS** that the Arrangement, as described in the Plan of Arrangement attached as Schedule "A" to this order, shall be and is hereby approved.

2. **THIS COURT ORDERS** that the Applicant shall be entitled to seek leave to vary this order upon such terms upon giving such notice as this court may direct, to seek the advice and directions of this court as to the implementation of this order, and to apply for such further order or orders as may be appropriate.

Justice W. D. Black

SCHEDULE A

PLAN OF ARRANGEMENT
UNDER SECTION 182 OF THE
BUSINESS CORPORATIONS ACT (ONTARIO)

PLAN OF ARRANGEMENT

ARTICLE 1
INTERPRETATION

1.1 Definitions

In this Plan of Arrangement:

"**Acquireco**" means 1000994476 Ontario Inc., an indirect subsidiary of Parent, incorporated under the laws of the Province of Ontario that issues the Exchangeable Shares pursuant to the Arrangement.

"**Amalgamation**" has the meaning set out in Section 2.2(i).

"**Ancillary Rights**" means all rights relating to the Exchangeable Shares which are provided outside of the Exchangeable Share Provisions, including, the interest of a holder of Exchangeable Shares as a beneficiary of the trust created under the Voting Trust Agreement and all rights created under the Support Agreement.

"**affiliate**" has the meaning ascribed thereto in the *Securities Act* (Ontario), as amended.

"**Amalco**" means the indirect subsidiary of Parent, existing under the laws of the Province of Ontario formed upon the amalgamation of Acquireco and SRx pursuant to Section 2.2(h).

"**Arrangement**" means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in this Plan of Arrangement, subject to any amendments or variations hereto made in accordance with this Plan of Arrangement and the Arrangement Agreement or made at the direction of the Court.

"**Arrangement Agreement**" means the arrangement agreement made as of September 3, 2024 between Parent, Acquireco, Callco and SRx, as amended, supplemented and/or restated in accordance with its terms.

"**Articles of Arrangement**" means the articles of arrangement of SRx in respect of the Arrangement required by the OBCA to be sent to the Director after the Final Order is made, which shall be in a form and content satisfactory to Parent and SRx, each acting reasonably.

"**Business Day**" means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Toronto, Ontario or Tampa, Florida are authorized or required by applicable Law to be closed.

"**Callco**" means 1000994085 Ontario Inc, being a wholly-owned subsidiary of Parent incorporated under the laws of the Province of Ontario.

"**Canadian Resident**" means (i) a person who is not a non-resident of Canada for the purposes of the Tax Act, or (ii) a partnership that is a "Canadian partnership" for purposes of the Tax Act.

"**Certificate of Arrangement**" means the certificate of arrangement to be issued by the Director pursuant to subsection 183(2) of the OBCA in respect of the Articles of Arrangement.

"**Code**" means the United States Internal Revenue Code of 1986, as amended.

"**Consideration**" means the consideration to be received by SRx Shareholders pursuant to the Plan of Arrangement in respect of each SRx Share that is issued and outstanding immediately prior to the Effective Time, being either the Parent Share Consideration or the Exchangeable Share Consideration as elected by a SRx Shareholder or as otherwise determined in accordance with Section 2.3 in respect of each SRx Share held.

"**Court**" means the Ontario Superior Court of Justice (Commercial List).

"**CRA**" means the Canada Revenue Agency.

"**Current Market Price**" has the meaning set out in the Exchangeable Share Provisions.

"**Depositary**" means the person acting as depositary under the Arrangement.

"**Director**" means the Director appointed pursuant to Section 278 of the OBCA.

"**Dissent Rights**" has the meaning set out in Section 3.1.

"**Dissenting Shareholder**" means a registered holder of SRx Shares that has duly and validly exercised Dissent Rights and who is ultimately entitled to be paid the fair value of such holder's SRx Shares as determined in accordance with Section 3.1.

"**Effective Date**" means the date shown on the Certificate of Arrangement giving effect to the Arrangement.

"**Effective Time**" means 12:01 a.m. (Toronto time) on the Effective Date.

"**Election Deadline**" means 4:00 p.m. (Toronto time) on the Business Day which is not less than five (5) Business Days preceding the Effective Date, unless otherwise agreed in writing by Parent and SRx.

"**Eligible Holder**" means an SRx Shareholder who is (i) a Canadian Resident, or (ii) a partnership, any member of which is a Canadian Resident.

"**Exchange Ratio**" means the number of Parent Shares or Exchangeable Shares that an SRx Shareholder will receive at the Effective Time in exchange for each one (1) SRx Share held, determined as follows:

$$A = \frac{B}{C} \div D$$

A = the number of Parent Shares or Exchangeable Shares to be received in exchange for each one (1) SRx Share, rounded to three decimal places;

B = US$77,000,000 *plus* US$43,000,000 *minus* the SRx U.S. Dollar Net Debt;

C = 30 Day VWAP; and

D = the total number of SRx Shares outstanding immediately prior to the Effective Time,

provided that if:

i. $\frac{B}{C}$ is greater than 30,000,000, then $\frac{B}{C}$ shall for the purposes of the calculation of the Exchange Ratio be deemed to be 30,000,000; or

ii. $\frac{B}{C}$ is less than 19,750,000, then $\frac{B}{C}$ shall for the purposes of the calculation of the Exchange Ratio be deemed to be 19,750,000.

"**Exchange Time**" means the time that the steps in Sections 2.2(d) and 2.2(f) occur.

"**Exchangeable Elected Shares**" means SRx Shares (other than SRx Shares held by Parent or an affiliate) that the holder thereof shall have elected, in accordance with Section 2.3(a) in a duly completed Letter of Transmittal and Election Form deposited with the Depositary no later than the Election Deadline, to transfer to Acquireco under the Arrangement for the Exchangeable Share Consideration.

"**Exchangeable Share Consideration**" means the consideration in the form of Exchangeable Shares, together with the Ancillary Rights, elected for each SRx Share held by a SRx Shareholder (other than a Dissenting Shareholder) pursuant to Section 2.3(a), which shall be that number of Exchangeable Shares equal to the Exchange Ratio for each SRx Share held immediately prior to the Effective Time.

"**Exchangeable Share Provisions**" means the rights, privileges, restrictions and conditions attaching to the Exchangeable Shares shall be the rights, privileges, restrictions and conditions as set forth in the articles of incorporation of Acquireco.

"**Exchangeable Shares**" means the exchangeable shares in the capital of Acquireco having the rights, privileges, restrictions and conditions set forth in the Exchangeable Share Provisions.

"**Final Order**" means an Order of the Court granted pursuant to Section 185 of the OBCA, in a form acceptable to each of Parent and SRx, each acting reasonably, approving the Arrangement after a hearing upon the procedural and substantive fairness of the terms and conditions of the Arrangement, as such Order may be affirmed, amended, modified, supplemented or varied by the Court (with the consent of Parent and SRx, each acting reasonably) at any time prior to the Effective Date or, if appealed, as affirmed or amended (provided, however, that any such amendment is acceptable to Parent and SRx, each acting reasonably) on appeal, unless such appeal is withdrawn, abandoned or denied.

"**Governmental Entity**" means (i) any multinational or supranational body or organization, nation, government, state, province, country, territory, municipality, quasi-government, administrative, judicial or regulatory authority, agency, board, body, bureau, commission, instrumentality, court or tribunal or any political subdivision thereof, or any central bank (or similar monetary or regulatory authority) thereof, any taxing authority, any ministry or department or agency of any of the foregoing, (ii) any self-regulatory organization or stock exchange, including the NYSE, (iii) any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government; and (iv) any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of such entities or other bodies pursuant to the foregoing.

"**holder**" means the holder of SRx Shares, SRx RSUs or SRx Warrants shown from time to time in the central securities register maintained by or on behalf of SRx in respect of such securities, as the context requires.

"**including**" means "**including without limitation**" and "**includes**" means "**includes without limitation**".

"**Interim Order**" means an Order of the Court in a form acceptable to each of Parent and SRx, acting reasonably, providing for, among other things, the calling and holding of the SRx Meeting, as the same may be amended by the Court with the consent of Parent and SRx, each acting reasonably.

"**Judgment**" means any judgment, Order, decree, award, ruling, decision, verdict, subpoena, injunction or settlement entered, issued, made or rendered by any Governmental Entity (in each case whether temporary, preliminary or permanent).

"**Law**" means, with respect to any person, any and all applicable law (statutory, common, civil or otherwise), constitution, treaty, convention, ordinance, code, rule, regulation, Order, injunction, Judgment, decree, ruling or other similar requirement, whether domestic or foreign, enacted, adopted, promulgated or applied by a Governmental Entity that is binding upon or applicable to such person or its business, undertaking, property or securities, and to the extent that they have the force of law, policies, guidelines, notices and protocols of any Governmental Entity, as amended.

"**Letter of Transmittal and Election Form**" means the letter of transmittal and election form sent by SRx for use by holders of SRx Securityholders, as applicable, in connection with the Arrangement, in the form accompanying the SRx Circular.

"**NYSE**" means the New York Stock Exchange.

"**OBCA**" means the *Business Corporations Act* (Ontario), as amended.

"**Order**" means an order, injunction, Judgment, administrative complaint, decree, ruling, award, assessment, direction, instruction, penalty or sanction issued, filed or imposed by any Governmental Entity.

"**person**" includes any individual, firm, partnership, limited partnership, limited liability partnership, joint venture, venture capital fund, limited liability company, unlimited liability company, association, trust, trustee, executor, administrator, legal personal representative, estate, body corporate, corporation, company, unincorporated association or organization, Governmental Entity, syndicate or other entity, whether or not having legal status.

"**Plan of Arrangement**" means this plan of arrangement.

"**Preferred Voting Share Provisions**" means the rights, privileges, restrictions and conditions attaching to the special voting shares of Acquireco, set forth in the articles of incorporation of Acquireco.

"**Principal**" means Adesh Vora, the Founder, President and Chief Executive Officer of SRx.

"**Parent**" means Better Choice Company Inc., a corporation existing under the laws of the State of Delaware.

"**Parent Share Consideration**" means the Consideration in the form of Parent Shares elected or deemed to be elected for each SRx Share held by an SRx Shareholder (other than a Dissenting Shareholder) pursuant to Section 2.3, which shall be that number of Parent Shares equal to the Exchange Ratio for each SRx Share held immediately prior to the Effective Time.

"**Parent Shares**" means the common stock, par value $0.001 per share, in the capital of Parent.

"**SEC**" means the U.S. Securities and Exchange Commission.

"**Securities Authorities**" means all securities regulatory authorities, including the applicable securities commission or similar regulatory authorities in each of the provinces and territories of Canada, the SEC and the NYSE, that are applicable to SRx or Parent, as the case may be.

"**Special Voting Share**" means the special voting share in the capital of Parent having substantially the rights, privileges, restrictions and conditions described in the Arrangement Agreement.

"**SRx**" means SRx Health Solutions Inc., a corporation governed under the OBCA.

"**SRx Arrangement Resolution**" means the special resolution of SRx Shareholders and the SRx Warrantholders (on an as-converted to SRx Share basis) voting together as a single class, approving the Arrangement to be considered at the SRx Meeting.

"**SRx Circular**" means the notice of the SRx Meeting and accompanying management information circular, including all schedules, appendices and exhibits thereto and enclosures therewith, sent to the SRx Shareholders, as required by the Court in the Interim

Order, in connection with the SRx Meeting, as amended, supplemented or otherwise modified from time to time in accordance with the terms of this Agreement.

"**SRx Meeting**" means the special meeting of SRx Securityholders, including any adjournment or postponement thereof, to be called and held in accordance with the Interim Order to consider the SRx Arrangement Resolution, and for any other purpose as may be set out in the SRx Circular.

"**SRx Net Debt**" means an amount equal to (a) the aggregate indebtedness for borrowed money of SRx (including accrued interest and prepayment penalties, if applicable) as of 12:01 a.m. ET on the date that is five (5) Business Days before the Effective Date, minus (b) all cash and cash equivalents of SRx (including money market accounts, money market funds, money market instruments), including cash in transit and all such cash and cash equivalents held by third-party processors, as of 12:01 a.m. ET on the date that is five (5) Business Days before the Effective Date. For greater clarity, and without limiting the generality of the foregoing, the aggregate indebtedness for borrowed money of SRx shall include all amounts owed under (i) that certain Credit Agreement, dated September 14, 2023, by and among SRx, the guarantors and lenders named therein, and CWB Maximum Financial Inc., as administrative agent, and (ii) certain unsecured convertible debentures issued by SRx between November 2022 and January 2023, in each case to the extent unpaid as of 12:01 a.m. ET on the date that is five (5) Business Days before the Effective Date.

"**SRx RSU Holders**" means the holders at the relevant time of SRx RSUs.

"**SRx RSU Plan**" means the Omnibus Long Term Incentive Plan of SRx.

"**SRx RSUs**" means, at any time, restricted share units of SRx granted under the SRx RSU Plan which are, at such time, outstanding, whether or not vested.

"**SRx Securityholders**" means SRx Shareholders, SRx RSU Holders and SRx Warrantholders;

"**SRx Securities**" means SRx Shares, SRx RSUs and SRx Warrants;

"**SRx Shareholders**" means the holders of SRx Shares.

"**SRx Shares**" means issued and outstanding common shares in the capital of SRx.

"**SRx U.S. Dollar Net Debt**" the U.S. Dollar Equivalent of the SRx Net Debt based calculated as of the date that is five (5) Business Days before the Effective Date.

"**SRx Warrantholders**" means the holders at the relevant time of SRx Warrants.

"**SRx Warrants**" means the common share purchase warrants to acquire SRx Shares which are at such time outstanding.

"**Support Agreement**" means an agreement to be made among Parent, Callco and Acquireco in connection with this Plan of Arrangement, which shall be in a form and content satisfactory to Parent and SRx, each acting reasonably.

"**Tax Act**" means the *Income Tax Act* (Canada) and the regulations made thereunder, as now in effect and as they may be promulgated or amended from time to time.

"**Tax Election Package**" a copy of CRA form T2057, or, if the SRx Shareholder is a partnership, a copy of CRA form T2058 and a copy of any applicable equivalent provincial or territorial election form, each of which has been duly and properly completed and executed by the SRx Shareholder in accordance with the rules contained in the Tax Act or the relevant provincial or territorial legislation.

"**30 Day VWAP**" means the volume weighted average trading price of the Parent Shares on the NYSE or such other principal stock exchange on which the Parent Shares are trading, calculated by dividing the total value by the total volume of the Parent Shares trade for thirty (30) trading days preceding the date that is five (5) Business Days prior to the Effective Time.

"**Trading Day**" means any day on which Parent Shares are actually traded on the NYSE or such other stock exchange or automated quotation system on which Parent Shares are actually traded if such shares do not trade on the NYSE.

"**Transfer Agent**" means such person as may from time to time be appointed by Acquireco as the registrar and transfer agent for the Exchangeable Shares.

"**Trustee**" means the Principal or any other such person that the Principal determines.

"**U.S. Dollar Equivalent**" means in respect of an amount expressed in a currency other than U.S. dollars (the "**Foreign Currency Amount**") the product obtained by multiplying:

a) the Foreign Currency Amount by,

b) the single daily exchange rate on such date for such foreign currency expressed in U.S. dollars as reported by the Bank of Canada or, in the event such exchange rate is not available, such exchange rate on such date for such foreign currency expressed in U.S. dollars as may be deemed by the Board of Directors of SRx, acting reasonably, to be appropriate for such purpose.

"**U.S. Securities Act**" means the *United States Securities Act of 1933*.

"**Voting Trust Agreement**" means the trust agreement to be made among Parent, Acquireco and the Trustee in connection with this Plan of Arrangement, which shall be in a form and content satisfactory to Parent and SRx, each acting reasonably, as the same may be amended, supplemented or otherwise modified from time to time in accordance with the terms thereof.

1.2 Headings and References

The division of this Plan of Arrangement into Sections and the insertion of headings are for convenience of reference only and do not affect the construction or interpretation of this Plan of Arrangement. Unless otherwise specified, references to Sections are to Sections of this Plan of Arrangement.

1.3 Currency

Except as expressly indicated otherwise, all sums of money referred to in this Plan of Arrangement are expressed and shall be payable in lawful money of the United States and "$" refers to United States dollars. "CA$" refers to the lawful money of Canada.

1.4 Time

Time shall be of the essence in each and every matter or thing herein provided. Unless otherwise indicated, all times expressed herein are local time at Toronto, Ontario.

ARTICLE 2
THE ARRANGEMENT

2.1 Binding Effect

Subject to the terms of the Arrangement Agreement, the Arrangement will become effective at the Effective Time and shall be binding at and after the Effective Time on SRx, Parent, Acquireco, Callco, the Depositary, the Trustee and all holders and beneficial holders of SRx Shares, SRx RSUs and SRx Warrants, including Dissenting Shareholders.

2.2 The Arrangement

Commencing at the Effective Time on the Effective Date, subject to the terms and conditions of the Arrangement Agreement, the following shall occur as part of the Arrangement and shall be deemed to occur sequentially in the following order (except that the steps in Sections 2.2(d) to Section 2.2(g) shall be deemed to occur contemporaneously) without any further act or formality:

(a) each SRx Share held by a Dissenting Shareholder shall be deemed to be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to SRx and SRx shall thereupon be obliged to pay the amount therefor determined and payable in accordance with Article 3 hereof, and the name of such holder shall be removed from the central securities register of SRx as a holder of SRx Shares and SRx shall be recorded as the registered holder of the SRx Shares so transferred and shall be deemed to be the legal owner of such SRx Shares, which SRx Shares shall thereupon be cancelled;

(b) each SRx Warrant outstanding immediately prior to the Effective Time that has not been exercised in advance of the exercise deadline set out in the SRx Circular, shall be cancelled without consideration;

(c) notwithstanding the terms of the SRx RSU Plan, each SRx RSU outstanding immediately prior to the Effective Time shall be deemed to be vested, without any

further action by or on behalf of an SRx RSU Holder, and each SRx RSU Holder shall receive one SRx Share for each SRx RSU, and all of SRx' obligations under such SRx RSUs shall be deemed to be fully satisfied and the SRx RSU Holders shall cease to have any rights as holders of the SRx RSUs, other than the right to receive the compensation contemplated by this Plan of Arrangement and the SRx Shares issued in connection with this Section 2.2(c) shall be treated as all other SRx Shares at the Effective Time in accordance with Section 2.2(d) or Section 2.2(e), as applicable;

(d) contemporaneously with the steps in Section 2.2(e) and Section 2.2(f), each issued and outstanding SRx Share (other than Exchangeable Elected Shares and SRx Shares held by the Parent or an affiliate of the Parent or Dissenting Shareholders) held by a SRx Shareholder shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Acquireco in exchange for Parent Share Consideration in accordance with the election or deemed election of such SRx Shareholder pursuant to Section 2.3, and each issued and outstanding SRx Share held by Parent or an affiliate of Parent shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Acquireco for no consideration;

(e) contemporaneously with the step in Section 2.2(d) and Section 2.2(f), each Exchangeable Elected Share shall be transferred by the holder thereof, without any further act or formality on its part, free and clear of all Encumbrances, to Acquireco in exchange for Exchangeable Share Consideration in accordance with the election of such SRx Shareholder pursuant to Section 2.3;

(f) contemporaneously with the step in Section 2.2(d) and Section 2.2(e): (i) Parent, Acquireco and Callco shall execute the Support Agreement, and the Exchangeable Shareholders shall be deemed to be parties thereto; (ii) Parent, Acquireco and the Trustee shall execute the Voting Trust Agreement and Parent shall issue to and deposit with the Trustee the Special Voting Share in consideration of the payment to Parent by SRx on behalf of the SRx Shareholders of ten dollars in Canadian funds (CA$10.00), to be thereafter held of record by the Trustee for and on behalf of, and for the use and benefit of, the holders of the Exchangeable Shares in accordance with the Voting Trust Agreement, and the Exchangeable Shareholders shall be deemed to be parties thereto to the extent necessary;

(g) SRx shall reduce the stated capital of the SRx Shares to CA$1.00; and

(h) Acquireco and SRx shall amalgamate (the "**Amalgamation**") to form one corporate entity, Amalco, with the same effect as if they had amalgamated under Section 177(1) of the OBCA, except that AcquireCo shall survive the amalgamation as Amalco and the Amalgamation is intended to qualify as an amalgamation as defined in subsection 87(1) of the Tax Act, and without limiting the generality of the foregoing, upon and as a consequence of the Amalgamation;

(i) the separate legal existence of the SRx shall cease without SRx being liquidated or wound up and Acquireco and SRx shall continue as one company and the property, rights, interests and obligations of SRx shall become the property, rights, interests and obligations of Amalco;

(ii) the properties, rights, interests and obligations of Acquireco shall continue to be the properties, rights, interests and obligations of Amalco, and the Amalgamation shall not constitute an assignment by operation of law, a transfer or any other disposition of the properties, rights and interests of Acquireco to Amalco;

(iii) Amalco will own and hold the property of Acquireco and SRx and, without limiting the provisions hereof, all rights of creditors or others of Acquireco and SRx will be unimpaired by the Amalgamation, and all liabilities and obligations of Acquireco and SRx, whether arising by contract or otherwise, may be enforced against Amalco to the same extent as if such obligations had been incurred or contracted by Amalco;

(iv) Amalco will continue to be liable for all of the liabilities and obligations of Acquireco and SRx;

(v) all rights, contracts, permits and interests of Acquireco and SRx will continue as rights, contracts, permits and interests of Amalco as if Acquireco and SRx continued and, for greater certainty, the Amalgamation will not constitute a transfer or assignment of the rights or obligations of either Acquireco or SRx under any such rights, contracts, permits and interests;

(vi) any existing cause of action, claim or liability to prosecution will be unaffected;

(vii) a civil, criminal or administrative action or proceeding pending by or against either Acquireco or SRx may be continued by or against Amalco;

(viii) a conviction against, or ruling, order or judgment in favour of or against either Acquireco or SRx may be enforced by or against Amalco;

(ix) each issued and outstanding share of each class of shares of Acquireco shall become a share of the same class of shares of Amalco having the same terms and conditions as such Acquireco shares had immediately prior to the Amalgamation and all of the issued and outstanding shares of SRx will be cancelled without repayment of capital in respect thereof;

(x) the name of Amalco shall be SRX Health Solutions (Canada) Inc.;

(xi) Amalco shall be authorized to issue an unlimited number of Exchangeable Shares, Preferred Voting Shares and common shares each without par value;

(xii) the articles and bylaws of Amalco shall be in the form of the articles and bylaws of Acquireco;

(xiii) the first annual general meeting of Amalco or resolutions in lieu thereof shall be held within 18 months from the Effective Date;

(xiv) the first directors of Amalco following the amalgamation shall be the then current Acquireco directors; and

(xv) the stated capital of each class of shares of Amalco will be an amount equal to the stated capital attributable to the corresponding class of Acquireco shares immediately prior to the Amalgamation.

2.3 Consideration Elections

With respect to the exchange of securities effected pursuant to Section 2.2(e):

(a) SRx Shareholders who are Eligible Holders may elect to (i) receive in respect of any or all of their SRx Shares, the Exchangeable Share Consideration, and (ii) receive in respect of the balance of their SRx Shares, if any, the Parent Share Consideration;

(b) the election provided for in Section 2.3(a) shall be made by an SRx Shareholder depositing with the Depositary, prior to the Election Deadline, a duly completed Letter of Transmittal and Election Form indicating such SRx Shareholder's election, together with certificates representing such holder's SRx Shares, if any;

(c) any SRx Shareholder (other than Parent or an affiliate of Parent) who does not deposit with the Depositary a duly completed Letter of Transmittal and Election Form prior to the Election Deadline, or otherwise fails to comply with the requirements of Section 2.3(b) and the Letter of Transmittal and Election Form in respect of any such SRx Shareholder's SRx Shares (including SRx Shareholders who duly exercise Dissent Rights but are ultimately not entitled, for any reason, to be paid fair value for their SRx Shares in respect of which they have exercised Dissent Rights), shall be deemed to have elected to receive the Parent Share Consideration;

(d) Letters of Transmittal and Election Forms must be received by the Depositary on or before the Election Deadline; and

(e) any Letter of Transmittal and Election Form, once deposited with the Depositary, shall be irrevocable and may not be withdrawn by an SRx Shareholder.

2.4 Income Tax Elections

(a) SRx Shareholders who are Eligible Holders who are entitled to receive Exchangeable Share Consideration under the Arrangement shall be entitled to make an income tax election pursuant to subsection 85(1) of the Tax Act or, if an SRx Shareholder is a partnership, subsection 85(2) of the Tax Act (and in each case, where applicable, the analogous provisions of provincial or territorial income tax Law) with respect to the transfer of their SRx Shares to Acquireco by providing the Tax Election Package to the Depositary within 90 days following the Effective Date, duly completed with the details of the number of Acquireco Shares transferred and the applicable agreed amounts (which cannot be less than the fair market value of the Ancillary Rights at the Exchange Time). Thereafter, subject to the Tax Election Package being duly completed, the relevant forms will be signed by Acquireco and returned to such persons within 150 days after the Effective Date for filing with the CRA (or the applicable provincial taxing agency). Acquireco will not be responsible for the proper or accurate completion of the Tax Election Package or to check or verify the content of any election form and, except for Acquireco's obligation to return duly completed Tax Election Packages which are received by the Depositary within 90 days of the Effective Date, within 150 days after the Effective Date, Acquireco will not be responsible for any taxes, interest or penalties or any other costs or damages resulting from the failure by an SRx Shareholder to properly and accurately complete or file the necessary election forms in the form and manner and within the time prescribed by the Tax Act (or any applicable provincial or territorial legislation). In its sole discretion, Acquireco may choose to sign and return Tax Election Packages received more than 90 days following the Effective Date, but Acquireco will have no obligation to do so.

(b) Upon receipt of the Letter of Transmittal and Election Form in which an Eligible Holder has indicated that the Eligible Holder intends to make an income tax election pursuant to subsection 85(1) of the Tax Act or, if the person is a partnership, subsection 85(2) of the Tax Act (and in each case, where applicable, the analogous provisions of provincial or territorial income tax Law), Acquireco will promptly deliver a tax instruction letter (and a tax instruction letter for the equivalent Quebec election, if applicable), together with the relevant tax elections forms (including the Quebec election forms, if applicable) to the Eligible Holder.

2.5 Share Registers

Every SRx Shareholder from whom a SRx Share is transferred and acquired pursuant to the Arrangement shall be removed from the register of holders of SRx Shares at the Effective Time and shall cease to have any rights in respect of such SRx Shares, and Acquireco shall become the holder of such SRx Shares and shall be added to that register at the Effective Time and shall be entitled as of that time to all of the rights and privileges attached to the SRx Shares. Every SRx Shareholder who acquires Exchangeable Shares and/or Parent Shares pursuant to the Arrangement shall be added to the register of holders of Exchangeable Shares and/or Parent Shares, as applicable, and shall be entitled as of the Effective Time to all of the rights and privileges attached to the Exchangeable Shares and/or Parent Shares, as the case may be.

2.6 Convertible Security Registers

Every SRx RSU Holder and SRx Warrantholder from whom an SRx RSU or SRx Warrant is terminated pursuant to the Arrangement shall be removed from the registers of SRx RSU Holders and SRx Warrantholders, as applicable, at the Effective Time and shall cease to have any rights in respect of such SRx RSUs or SRx Warrants, as applicable.

2.7 Adjustments to Consideration

The consideration to be paid pursuant to Sections 2.2(b), 2.2(c), 2.2(d), and 2.2(e) shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Parent Shares or SRx Shares, other than stock dividends paid in lieu of ordinary course dividends), reorganization, recapitalization or other like change with respect to Parent Shares or SRx Shares occurring after the date of the Arrangement Agreement and prior to the Effective Time.

2.8 U.S. Securities Laws

Notwithstanding any provision herein to the contrary, SRx, Parent and Acquireco agree that this Plan of Arrangement will be carried out with the intention that all Consideration to be issued in connection with the Arrangement shall be exempt from registration requirements of the U.S. Securities Act pursuant to the Section 3(a)(10) Exemption thereunder, and available exemptions from the registration or qualification requirements of applicable U.S. state securities laws, and shall be without trading restrictions under the U.S. Securities Act (other than those that would apply under the U.S. Securities Act to persons who are, have been within 90 days of the Effective Time, or, at the Effective Time, become affiliates (as defined by Rule 144 of the U.S. Securities Act) of Acquireco or Parent as applicable).

ARTICLE 3
DISSENT RIGHTS

3.1 Rights of Dissent

Registered holders of SRx Shares may exercise rights of dissent with respect to those SRx Shares pursuant to, and (except as expressly indicated to the contrary in this Section 3.1), in the manner set forth in, Section 185 of the OBCA and this Section 3.1 in connection with the Arrangement (the "**Dissent Rights**"); provided that, notwithstanding Section 185(6) of the OBCA, the written objection to the resolution approving the Arrangement referred to in Section 185(6) of the OBCA must be received by SRx not later than 5:00 p.m. (Toronto time) on the second Business Day before the SRx Meeting; and provided further that, notwithstanding the provisions of Section 185 of the OBCA, SRx Shareholders who duly exercise Dissent Rights and who have not withdrawn or been deemed to have withdrawn such exercise of Dissent Rights and who:

(a) ultimately are determined to be entitled to be paid fair value for their SRx Shares, which fair value, notwithstanding anything to the contrary contained in Section 185 of the OBCA, shall be determined as of the Exchange Time, shall be deemed to

have transferred those SRx Shares as of the Exchange Time at the fair value of the SRx Shares determined as of the Exchange Time in accordance with Section 2.2(a), without any further act or formality and free and clear of all Encumbrances, to SRx and shall not be entitled to any other payment or consideration, including any payment that would be payable under the Arrangement had such holder not exercised their Dissent Rights in respect of such SRx Shares; or

(b) ultimately are determined not to be entitled, for any reason, to be paid fair value for their SRx Shares, shall be deemed to have participated in the Arrangement on the same basis as a holder of SRx Shares who has not exercised Dissent Rights and shall be deemed to have elected to receive, and shall receive, the consideration provided in Section 2.3(c), but in no case shall SRx, Parent, Acquireco, the Depositary or any other person be required to recognize any such holder as a holder of SRx Shares after the Exchange Time, and the names of each such holder shall be deleted from the register of holders of SRx Shares at the Exchange Time. For greater certainty, in addition to any other restrictions in the Interim Order, no SRx Shareholder shall be entitled to exercise Dissent Rights with respect to SRx Shares in respect of which a SRx Shareholder has voted or has instructed a proxyholder to vote in favour of the SRx Arrangement Resolution.

ARTICLE 4
SHARE DEPOSIT AND FRACTIONAL SHARES

4.1 Share Deposit

At least five (5) Business Days prior to the Effective Date, Parent shall deliver to SRx the information required for the 30 Day VWAP and SRx shall deliver to Parent the information required for the SRx U.S. Dollar Net Debt. At least three (3) Business Days prior to the Effective Time, Acquireco and Parent shall deposit or cause to be deposited with the Depositary, for the benefit of the holders of SRx Shares, the aggregate number of whole Exchangeable Shares and the aggregate number of whole Parent Shares issuable to holders of SRx Shares in accordance with Sections 2.2(d) and Section 2.2(f) under this Plan of Arrangement. Upon surrender to the Depositary by a holder of SRx Shares of a duly completed Letter of Transmittal and Election Form and such other documents and instruments as the Depositary may reasonably require along with the certificate or certificates, if any, representing such SRx Shares to be exchanged under the Arrangement for cancellation, such holder of SRx Shares shall be entitled to receive, and promptly after the Exchange Time the Depositary shall deliver to such person, written evidence of the book entry issuance in uncertificated form to, or certificates registered in the name of, such person representing that number of Parent Shares and/or Exchangeable Shares which such person is entitled to receive in accordance with Section 2.2(d) and Section 2.2(f) less any amounts withheld pursuant to Section 4.6, and any certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of such SRx Shares which was not registered in the transfer records of SRx, written evidence of the book entry issuance of, or certificates representing, the number of Parent Shares and/or Exchangeable Shares issuable to the registered holder may be registered in the name of and issued to the transferee if the certificate representing such SRx Shares is presented to the Depositary, accompanied by a duly completed Letter of Transmittal and Election Form and all documents required to evidence and effect such transfer. Without limiting the provisions of

Section 2.5, until surrendered as contemplated by this Section 4.1, each certificate which immediately prior to the Exchange Time represented one or more outstanding SRx Shares that, under the Arrangement, were exchanged pursuant to Section 2.2(d) or Section 2.2(f), shall be deemed at all times after the Exchange Time to represent only the right to receive upon such surrender (i) the Consideration to which the holder thereof is entitled under the Arrangement, or as to a certificate held by a Dissenting Shareholder (other than a shareholder who exercised Dissent Rights who is deemed to have participated in the Arrangement pursuant to Section 3.1(b)), to receive the fair value of the SRx Shares represented by such certificate, and (ii) any dividends or distributions with a record date after the Exchange Time theretofore paid or payable with respect to any Parent Shares or Exchangeable Shares issued in exchange therefor as contemplated by Section 4.2, in each case less any amounts withheld pursuant to Section 4.6.

4.2 Distributions with Respect to Unsurrendered Certificates

No dividends or other distributions paid, declared or made with respect to Parent Shares or Exchangeable Shares, in each case with a record date after the Exchange Time, shall be paid to the holder of any unsurrendered certificate which immediately prior to the Exchange Time represented outstanding SRx Shares, unless and until such person shall have surrendered its certificates representing SRx Shares in accordance with the provisions of Section 4.1. Subject to applicable Law, at the time such person shall have surrendered its certificates representing SRx Shares in accordance with the provisions of Section 4.1, there shall be paid to such person, without interest (i) the amount of dividends or other distributions with a record date after the Exchange Time theretofore paid with respect to the Parent Share or the Exchangeable Share, as the case may be, to which such person is entitled pursuant hereto, and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Exchange Time but prior to the date of surrender of certificates representing SRx Shares by such person in accordance with the provisions of Section 4.1 and a payment date subsequent to the date of such compliance and payable with respect to such Parent Shares or Exchangeable Shares, as the case may be.

4.3 No Fractional Shares

No fractional Parent Shares or fractional Exchangeable Shares shall be issued upon compliance with the provisions of Section 4.1 and no dividend, stock split or other change in the capital structure of Parent or Acquireco shall relate to any such fractional security and such fractional interests shall not entitle the owner thereof to exercise any rights as a security holder of Parent or Acquireco. Where the aggregate number of Parent Shares or Exchangeable Shares to be issued to a SRx Shareholder as consideration under the Arrangement would result in a fraction of an Parent Share or an Exchangeable Share being issuable, the number of Parent Shares or Exchangeable Shares, as the case may be to be received by such SRx Shareholder shall be rounded down to the nearest whole Parent Share or Exchangeable Share, as the case may be, and such person shall not be entitled to any compensation in respect of such fractional Parent Share or fractional Exchangeable Share.

4.4 Lost Certificates

In the event any certificate which immediately prior to the Exchange Time represented one or more outstanding SRx Shares that were exchanged pursuant to Section 2.2 shall have been lost, stolen

or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed, the Depositary will issue in exchange for such lost, stolen or destroyed certificate, any Parent Shares or Exchangeable Shares (and any dividends or distributions with respect thereto) deliverable in accordance with Section 2.2 and such holder's Letter of Transmittal and Election Form. When authorizing such payment in exchange for any lost, stolen or destroyed certificate, the person to whom Parent Shares or Exchangeable Shares (and any dividends or distributions with respect thereto) are to be issued shall, as a condition precedent to the issuance thereof, give a bond satisfactory to SRx, and Parent and its transfer agent (each acting reasonably) in such amount as Parent may direct or otherwise indemnify SRx, Acquireco and Parent in a manner satisfactory to SRx, Acquireco and Parent against any claim that may be made against SRx, Acquireco or Parent with respect to the certificate alleged to have been lost, stolen or destroyed.

4.5 Extinction of Rights

Any certificate which immediately prior to the Exchange Time represented outstanding SRx Shares that were exchanged pursuant to Section 2.2 that is not deposited with all other instruments required by Section 4.1 on the second anniversary of the Effective Date shall cease to represent a claim or interest of any kind or nature as a securityholder of Parent or Acquireco. On such date, the Parent Shares and/or Exchangeable Shares to which the former holder of the certificate referred to in the preceding sentence was ultimately entitled shall be deemed to have been surrendered for no consideration to Acquireco. None of Parent, SRx, Acquireco, Callco or the Depositary shall be liable to any person in respect of any cash or property delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

4.6 Withholding Rights

SRx, Acquireco, Callco, Parent, the Depositary and their respective agents shall be entitled to deduct and withhold from any dividend, consideration or amount otherwise payable to any holder of SRx Securities, Parent Shares or Exchangeable Shares such amounts as SRx, Acquireco, Callco, Parent, the Depositary or their respective agents are required to deduct and withhold with respect to such payment under the Tax Act, United States Tax Laws or any other applicable Law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of the securities in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate Governmental Entity. SRx, Acquireco, Callco, Parent, the Depositary and their respective agents are hereby authorized to sell or otherwise dispose of such other portion of the consideration as is necessary to provide sufficient funds to SRx, Acquireco, Callco, Parent, the Depositary or their respective agents, as the case may be, to enable it to comply with such deduction or withholding requirement and SRx, Acquireco, Callco, Parent, the Depositary and their respective agents, as applicable, shall notify the holder thereof and remit any unapplied balance of the net proceeds of such sale. Any such sale will be made in accordance with applicable Law and at prevailing market prices and none of SRx, AcquireCo, Callco, Parent, the Depositary, or any of their respective agents shall be under any obligation to obtain a particular price, or indemnify any Person (including, for greater certainty, any SRx Shareholder, any SRx RSU Holder, any SRx Warrantholder and any Dissenting Shareholder) in respect of a particular price, for the portion of the non-cash consideration so sold.

4.7 Paramountcy

From and after the Effective Time: (i) this Plan of Arrangement shall take precedence and priority over any and all SRx Shares issued prior to the Effective Time; (ii) the rights and obligations of the registered holders of SRx Shares (other than Parent, Acquireco or any of their respective affiliates), and of SRx, Parent, Acquireco, the Depositary and any transfer agent or other depositary in relation thereto, shall be solely as provided for in this Plan of Arrangement and the Arrangement Agreement; and (iii) all actions, causes of action, claims or proceedings (actual or contingent and whether or not previously asserted) based on or in any way relating to any SRx Shares shall be deemed to have been settled, compromised, released and determined without liability except as set forth herein.

ARTICLE 5
AMENDMENT

5.1 Plan of Arrangement Amendment

(a) With the prior written consent of Parent, not to be unreasonably withheld, SRx may amend, modify and/or supplement this Plan of Arrangement at any time and from time to time, provided that any such amendment, modification and/or supplement must be contained in a written document that is filed with the Court and, if made after the SRx Meeting, approved by the Court and communicated to the SRx Securityholders if and as required by the Court.

(b) With the prior written consent of Parent, not to be unreasonably withheld, any amendment, modification or supplement to this Plan of Arrangement may be proposed by SRx at any time before or at the SRx Meeting with or without any other prior notice or communication and, if so proposed and accepted by the persons voting at the SRx Meeting in the manner required under the Interim Order, shall become part of this Plan of Arrangement for all purposes.

(c) Any amendment, modification or supplement to this Plan of Arrangement that is approved or directed by the Court following the SRx Meeting shall be effective only if it is consented to in writing by SRx and Parent and, (ii) if required by the Court, it is consented to by SRx Shareholders, SRx RSU Holders and/or SRx Warrantholders.

(d) With the prior written consent of Parent, not to be unreasonably withheld, any amendment, modification or supplement to this Plan of Arrangement may be made prior to the Effective Date by SRx and without the approval of the Court, SRx Shareholders, SRx RSU Holders or SRx Warrantholders, provided that it concerns a matter which, in the reasonable opinion of SRx, is of an administrative nature required to better give effect to the implementation of this Plan of Arrangement and is not materially adverse to the financial or economic interests of any SRx Shareholder, SRx RSU Holder or SRx Warrantholder.

(e) This Plan of Arrangement may be withdrawn prior to the Exchange Time in accordance with the Arrangement Agreement.

ARTICLE 6
FURTHER ASSURANCES

Notwithstanding that the transactions and events set out in this Plan of Arrangement shall occur and shall be deemed to occur in the order set out in this Plan of Arrangement without any further act or formality, each of SRx, Parent, Callco and Acquireco shall make, do and execute, or cause to be made, done and executed, all such further acts, deeds, agreements, transfers, assurances, instruments or documents as may reasonably be required by any of them to document or evidence any of the transactions or events set out in this Plan of Arrangement.

ARTICLE 7
NOTICE

Any notice to be given by Parent or Acquireco to SRx Shareholders, SRx RSU Holders or SRx Warrantholders pursuant to the Arrangement will be deemed to have been properly given if it is mailed by first class mail, postage prepaid, to registered SRx Shareholders, SRx RSU Holders and SRx Warrantholders, as the case may be, at their addresses as shown on the applicable register of such holders maintained by SRx and will be deemed to have been received on the first day following the date of mailing which is a Business Day.

The provisions of this Plan of Arrangement, the Arrangement Agreement and the Letter of Transmittal and Election Form apply notwithstanding any accidental omission to give notice to any one or more SRx Shareholders, SRx Warrantholders or SRx RSU Holders and notwithstanding any interruption of mail services in Canada, the United States or elsewhere following mailing. In the event of any interruption of mail service following mailing, Parent intends to make commercially reasonable efforts to disseminate any notice by other means, such as dissemination by press release. Notwithstanding the provisions of the Arrangement Agreement, this Plan of Arrangement and the Letter of Transmittal and Election Form, certificates, if any, for Parent Shares and Exchangeable Shares issuable, pursuant to the Arrangement need not be mailed if Parent determines that delivery thereof by mail may be delayed. Persons entitled to cheques and certificates which are not mailed for the foregoing reason may take delivery thereof at the office of the Transfer Agent in respect of which the certificates being issued were deposited, upon application to the Transfer Agent, until such time as Parent has determined that delivery by mail will no longer be delayed. Notwithstanding the provisions of the Arrangement Agreement, this Plan of Arrangement and the Letter of Transmittal and Election Form, the deposit of cheques and certificates with the Transfer Agent in such circumstances will constitute delivery to the persons entitled thereto and the Parent Shares will be deemed to have been paid for immediately upon such deposit.

IN THE MATTER OF AN APPLICATION UNDER SECTION 182 OF THE *BUSINESS CORPORATIONS ACT*, R.S.O. 1990, B.16, AS AMENDED, AND RULES 14.05(2) AND 14.05(3) OF THE *RULES OF CIVIL PROCEDURE*

AND IN THE MATTER OF A PROPOSED ARRANGEMENT OF SRX HEALTH SOLUTIONS INC., INVOLVING 1000994476 ONTARIO INC., 1000994085 ONTARIO INC., and BETTER CHOICE COMPANY INC.

Court File No: CV-25-00736286-00CL

ONTARIO
SUPERIOR COURT OF JUSTICE
(COMMERCIAL LIST)

Proceeding commenced at Toronto

ORDER

BORDEN LADNER GERVAIS LLP
Bay Adelaide Centre, East Tower
22 Adelaide Street West, Suite 3400
Toronto ON M5H 4E3

Zev Smith LSO# 70756R
zsmith@blg.com
Tel: (416) 367-6412
Fax: (416) 367-6749

Lawyers for the Applicant,
SRx Health Solutions Inc.